Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report of The Brainy Brands Company, Inc. (the “Company”) on Form 10-Q for the quarter June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Benfield, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 23, 2011	By:	/s/ John Benfield
John Benfield
Chief Executive Officer
(principal executive officer and principal financial officer)